                                                                     Exhibit 2.1


                           COMMONWEALTH OF AUSTRALIA



                                    - AND-



                    GENESEE & WYOMING AUSTRALIA PTY LIMITED

                               (ACN 079 444 296)



                                    - AND -



                             GENESEE & WYOMING INC






                             --------------------
                                   AGREEMENT

                             --------------------




                    FOR THE SALE AND PURCHASE OF SHARES IN

                              SA RAIL PTY LIMITED

                               (ACN 077 946 340)

                               [GRAPHIC OMITTED]

                             SHARE SALE AGREEMENT

                                   CONTENTS

NO.                                                                                               PAGE
1.       INTERPRETATION.............................................................................1

         1.1      Definitions.......................................................................1
         1.2      General...........................................................................7
         1.3      Headings..........................................................................8

2.       AGREEMENT TO SELL AND BUY THE SHARES.......................................................9

         2.1      Sale and Purchase.................................................................9
         2.2      Title Property and Risk...........................................................9

3.       DEPOSIT....................................................................................9

         3.1      Payment of Deposit................................................................9
         3.2      Investment of Deposit.............................................................9
         3.3      Vesting of Deposit................................................................9
         3.4      Return of Deposit to Purchaser...................................................10
         3.5      Application of Deposit on Termination by Commonwealth............................10
         3.6      Risk.............................................................................10

4.       CONDITIONS................................................................................10

         4.1      Conditions Precedent to Completion...............................................10
         4.2      Effect of Non-Fulfilment.........................................................10
         4.3      Fulfilment by Waiver.............................................................11
         4.4      Obligation to Satisfy Conditions.................................................11
         4.5      Extent of Obligation to Fulfil Conditions........................................11

5.       CONDUCT PENDING COMPLETION................................................................11

         5.1      Conduct of Businesses............................................................11
         5.2      Completion Contracts.............................................................12
         5.3      Material Contract, Commitment or Liability.......................................12
         5.4      Operation of Business by AN......................................................12
         5.5      Assistance and Access for Purchaser..............................................13
         5.6      Leigh Creek Haulage Contract.....................................................13
         5.7      Confidentiality..................................................................14
         5.8      Termination by the Commonwealth..................................................14

6.       COMPLETION................................................................................15

         6.1      Time and Place of Completion.....................................................15
         6.2      Change to Condition Fulfilment Date..............................................15
         6.3      Obligations of Commonwealth at Completion........................................15
         6.4      Obligations of Purchaser at Completion...........................................17
         6.5      Commonwealth's Obligations Until Registration....................................17


NO.                                                                                               PAGE

         6.6      Purchaser's Obligation to Register...............................................18
         6.7      Default Interest.................................................................18
         6.8      Default by Purchaser.............................................................18
         6.9      Resale of the Business by the Commonwealth.......................................18
         6.10     No Compensation..................................................................18

7.       DEBTORS, CREDITORS AND CONTRACTS..........................................................19

         7.1      Post-Completion Creditors........................................................19
         7.2      Collection of Debts..............................................................19
         7.3      Transitional Services Agreement and the Bureau Services Agreement................19
         7.4      Purchaser's Indemnity............................................................19
         7.5      No Commonwealth Warranty.........................................................19
         7.6      Enforcement by AN................................................................20

8.       PLANT, TRACK INFRASTRUCTURE AND INVENTORY.................................................20

         8.1      Plant, Track Infrastructure and Inventory "As Is"................................20
         8.2      Status of Asset Register.........................................................20
         8.3      Stocktake........................................................................21
         8.4      Active Wagon Stocktake...........................................................22
         8.5      No Warranty as to Plant, Track Infrastructure or Inventory.......................23
         8.6      Destruction or Damage to Plant...................................................23

9.       LEASES AND LICENCES.......................................................................24

         9.1      No Warranty As To Certain Matters As to Ground Lease, Parkeston
                  Licence or Cook Township Licence.................................................24
         9.2      Land "As is".....................................................................25
         9.3      Leasehold Title..................................................................25
         9.4      Further Information..............................................................25

10.      PARKESTON LAND............................................................................25

         10.1     Application of Clause............................................................25
         10.2     Subdivision of Land..............................................................25
         10.3     Transfer of Parkeston Land.......................................................25
         10.4     Purchaser to Assist..............................................................26
         10.5     Parkeston Licence................................................................26

11.      COOK TOWNSHIP.............................................................................26

         11.1     Application of Clause............................................................26
         11.2     Subdivision of Land..............................................................26
         11.3     Transfer of Cook Township Land...................................................26
         11.4     Purchaser to Assist..............................................................26
         11.5     Cook Township Licence............................................................27

12.      ENVIRONMENTAL MATTERS.....................................................................27

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                                      iii


NO.                                                                                               PAGE
         12.1     Disclosure.......................................................................27
         12.2     Acknowledgments..................................................................27
         12.3     No Warranty as to Environmental Matters or Report................................27
         12.4     Remediation Programs.............................................................28
         12.5     Notification of Completion of Remediation Program................................28
         12.6     Purchaser not to Exacerbate Contamination........................................28
         12.7     Release and Indemnity by the Commonwealth........................................29
         12.8     Extent of Commonwealth Liability.................................................30
         12.9     Release and Indemnity by Purchaser...............................................30

13.      HERITAGE MATTERS..........................................................................31

14.      EMPLOYEES AND APPRENTICES.................................................................31

         14.1     Privacy Act......................................................................31
         14.2     Termination of Employees.........................................................32
         14.3     Apprentices......................................................................32

15.      WARRANTIES................................................................................32

         15.1     Commonwealth's Warranties........................................................32
         15.2     Disclosures......................................................................32
         15.3     Time Bar for Claims..............................................................33
         15.4     Minimum Quantum of Claims........................................................33
         15.5     Maximum Liability................................................................33
         15.6     Purchaser's Warranties...........................................................33
         15.7     Purchaser Relies on Own Judgment.................................................34
         15.8     Licences and Permits.............................................................34

16.      GUARANTEE.................................................................................35

         16.1     Definitions......................................................................35
         16.2     Guarantee........................................................................35
         16.3     Indemnity........................................................................35
         16.4     Principal Obligation.............................................................36
         16.5     Continuing Guarantee.............................................................36
         16.6     No Right of Subrogation..........................................................36
         16.7     Winding up of the Purchaser......................................................36

17.      RESOLUTION OF DISPUTES....................................................................36

         17.1     Parties to use reasonable efforts to resolve disputes............................36
         17.2     Dispute notice...................................................................36
         17.3     Secretary and Director to resolve dispute........................................37
         17.4     Mediation........................................................................37
         17.5     Legal proceedings................................................................37
         17.6     Disputes over Assets.............................................................37

18.      MINIMUM SERVICES..........................................................................38



         18.1     Commitment.......................................................................38
         18.2     Covenant to observe Ground Lease.................................................38

19.      CAPITAL EXPENDITURE.......................................................................38

         19.1     Capital Expenditure..............................................................38
         19.2     Capital Expenditure Commitment...................................................38
         19.3     Audit of Capital Expenditure Commitment..........................................38
         19.4     Deferral of Capital Expenditure..................................................39
         19.5     Capital Expenditure Account......................................................39
         19.6     Independent Audit................................................................40

20.1     STANDARDISATION OF PINNAROO LINE..........................................................40


21.      CONFIDENTIALITY...........................................................................41

         21.1     Confidentiality Deed.............................................................41
         21.2     Publicity........................................................................41

22.      DISCLAIMER................................................................................41

         22.1     Disclaimer.......................................................................41
         22.2     Quality of Information...........................................................42
         22.3     Associated Persons...............................................................44

23.      TRANSFER OF OWNERSHIP OF COMMONWEALTH RECORDS.............................................44

         23.1     Transfer of Ownership of Commonwealth Records....................................44
         23.2     Commonwealth Access to Commonwealth Records......................................44
         23.3     Intellectual Property in Commonwealth Records....................................45

24.      COSTS AND STAMP DUTY......................................................................45

         24.1     Costs Generally..................................................................45
         24.2     Stamp Duty Generally.............................................................45
         24.3     No Exemption from Duty...........................................................45

25.      NOTICES...................................................................................46
         25.1     Method of Giving Notices.........................................................46
         25.2     Time of Receipt..................................................................46
         25.3     Address of Parties...............................................................46

26.      GENERAL...................................................................................47

         26.1     Time of the Essence..............................................................47
         26.2     Amendment........................................................................47
         26.3     Waiver...........................................................................48
         26.4     Entire agreement.................................................................48

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                                       v

         26.5     Severability.....................................................................48
         26.6     Assignment.......................................................................48
         26.7     Preservation of Rights...........................................................48
         26.8     No Merger........................................................................49
         26.9     Further Assurance................................................................49
         26.10    Counterparts.....................................................................49
         26.11    Attorneys........................................................................49
         26.12    Joint and Several Liability of Consortium Members................................50

27.      LAW AND JURISDICTION......................................................................50

         27.1     Governing Law....................................................................50
         27.2     Submission to Jurisdiction.......................................................50
         27.3     Process Agent....................................................................50

Schedule

*1       THE SHARES................................................................................51

*2       THE COMPANY...............................................................................52

*3       CONDITIONS PRECEDENT TO COMPLETION........................................................53

*4       DISCLOSURES...............................................................................55

*5       COMMONWEALTH'S WARRANTIES.................................................................58

*6       ASSETS....................................................................................63

*6A      SPECIFIED LOCOMOTIVES.....................................................................69

*7       EXCLUDED ASSETS...........................................................................74

*8       MINISTERIAL DECLARATION...................................................................78

*9       ENVIRONMENTAL REPORTS.....................................................................82

*10      CONTRACTS................................................................................110

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                                       vi


NO.                                                                        PAGE


* ANNEXURE "A"

         HERITAGE AND HISTORICAL ITEMS

* OMMITTED SCHEDULES AND ANNEXURE

         UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED SCHEDULES AND ANNEXURE.
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SHARE SALE AGREEMENT made  August  28, 1997

BETWEEN:

(1)      COMMONWEALTH OF AUSTRALIA (the "COMMONWEALTH");

(2) GENESEE & WYOMING AUSTRALIA PTY LIMITED ACN 079 444 296 of c/- 12 Pirie Street, Adelaide SA 5000 (the "PURCHASER"); and

(3) GENESEE & WYOMING INC of 71 Lewis Street, Greenwich, Connecticut 06830 USA (the "GUARANTOR").

RECITALS:

A. The Commonwealth will, before Completion, be the registered holder and beneficial owner of the Shares.

B. The Commonwealth wishes to sell and the Purchaser at the request of the Guarantor wishes to buy from the Commonwealth the Shares on the terms and conditions of this agreement.

C. The Purchaser is a company all the shares in which are legally and beneficially owned by the Guarantors.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this agreement, unless the context otherwise requires:

         "AN" means Australian National Railways Commission established under the Australian National Railways Act 1917 and continued in existence pursuant to the ANRC Act;

         "ANRC ACT" means the Australian National Railways Commission Act 1983 (C'th) (as amended inter alia by Act No. 96 of 1997);

         "APPRENTICES" means those persons whose services are provided to AN at the workshops located at Islington and Port Augusta in connection with the Business and who are party to an Indenture of Apprenticeship with AN as at the date of this agreement;

         "ASSETS" means the right title and interest of AN as at the Vesting Date in the assets included within each of the classes described in schedule 6, other than any such assets which are Excluded Assets (each an "ASSET");


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                                      2.

         "ASSET REGISTER" means the sub register which forms part of the asset register of AN, and which relates to those business units of AN referred to in the definition of "Business" and with a level 3 code of "FTC", "INF", "LOC", "SAF", or "WKS" but as updated in respect of transfers of assets occurring during May and June 1997;

         "ASSOCIATED PERSON" has the same meaning as in the Confidentiality Agreement except that, after Completion, the Company shall not be an Associated Person;

         "AUCTION VALUE" means for any item of Plant, the proportion of the Purchase Price for the Shares fairly attributable to that item to be determined at the cost of the Commonwealth by an independent expert valuer mutually agreed by the Commonwealth and the Purchaser whose certificate will be conclusive evidence of that auction value;

         "AUSTRALIAN ARCHIVES" means the organisation within the Department of Communication and the Arts of the Commonwealth established by section 5(1) of the Archives Act 1983;

         "BUREAU SERVICES AGREEMENTS" means agreements between the Company and AN, Pax Rail Pty Limited and Tasrail Pty Limited for the provision on and from the Completion Date of computing and related services by the Company, each in a form agreed between the parties to those agreements (each a "BUREAU SERVICES AGREEMENT");

         "BUSINESS DAY" means a day on which banks are open for the full range of banking business in Canberra;

         "BUSINESS" means the businesses known as:

         (a)      SA Freight;

         (b)      Infrastructure Services:

         (c)      PowerRail;

         (d)      RailFleet; and

         (e)      RailMec,

         conducted by AN as at the date of this agreement and to be conducted by the Company from Completion;

         "COMMONWEALTH RECORD" has the meaning given by the Archives Act 1983;

         "COMPANY" means SA Rail Pty Limited ACN 077 946 340, whose corporate details are set out in schedule 2;

         "COMPLETION" means completion of the sale and purchase of the Shares under clause 6;


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                                      3.

         "COMPLETION CONTRACTS" means those contracts described in part 1 of schedule 10;

         "COMPLETION DATE" means the Business Day which is 14 days after the fulfilment (or waiver under clause 4.3) of the conditions referred to in clause 4;

         "CONDITION FULFILMENT DATE" means:

         (a) in respect of condition precedent number 2 in schedule 3, 15 October 1997 or such later date as is agreed by the parties pursuant to clause 6.2;

         (b) in respect of all other conditions precedent, the date which is 6 months after the date of the agreement; or

         (c)      any other date which is agreed in writing by the parties;

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement in the form of a deed entered into between the Commonwealth, AN, and the Purchaser relating to the disclosure of information relating to AN, the Company, the Assets and the Business;

         "CONTRACTS" means those Assets which are included in the class of assets described in part 4 of schedule 6 (other than any asset in that class which is an Excluded Asset) (each a "CONTRACT");

         "COOK TOWNSHIP LICENCE" means an agreement between AN and the Company for the occupation by the Company on and from the Completion Date of certain land in the township of Cook in South Australia in a form agreed between AN, the Purchaser and the Company;

         "COOK TOWNSHIP LAND" means the land the subject of the Cook Township Licence;

         "DATA ROOM" means the room at the Maritime Services Building, 207 Kent Street, Sydney access to which was made available to the Purchaser and its advisers for the purposes of conducting due diligence on the Assets and the Business;

         "DEFAULT RATE" means the current rate for overdrafts in excess of $100,000 offered to prime corporate customers at Commonwealth Bank;

         "DEPOSIT" means the cash amount of $5,740,000 (being 10% of the Purchase Price) payable by the Purchaser in accordance with clause 3.1;

         "DEPOSIT HOLDER" means Blake Dawson Waldron, Solicitors, of Level 37, Grosvenor Place, 225 George Street, Sydney, NSW 2000;

         "DRAFT CONSERVATION MASTER PLAN" means a plan developed by consultants for the Department of Transport and Regional Development which, among other things, will make recommendations regarding the management of heritage assets of the

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                                      4.

         Business and identify those places for which conservation management plans should be prepared;

         "DOCUMENT" includes:

         (a) any paper or other material on which there is writing or printing or on which there are marks, figures, symbols or perforations having a meaning for persons qualified to interpret them;

         (b) a disc, tape or other article from which sounds, images or messages are capable of being reproduced; and

         (c) a disc, tape or other article, or any material, from which sounds, images, writings or messages are capable of being reproduced with or without the aid of any other article or device;

         "EMPLOYEE" means each employee of AN principally utilised in South Australia for the Business;

         "ENVIRONMENTAL REPORT" means a report listed in schedule 9;

         "EXCLUDED ASSETS" means those assets included within each of the classes described in schedule 7 (each an "EXCLUDED ASSET");

         "FATA" means the Foreign Acquisitions and Takeovers Act 1975;

         "GOVERNMENTAL AGENCY" means a government or government department, a governmental, semi-governmental or judicial person and a person (whether autonomous or not) charged with the admission of any applicable law;

         "GROUND LEASE" has the same meaning as in the Railways Agreement;

         "INFORMATION MEMORANDUM" means the document dated May 1997 entitled "Information Memorandum SA Rail" issued by the Commonwealth;

         "INTELLECTUAL PROPERTY" means those Assets which are included in the class of assets described in part 6 of schedule 6 (other than any asset in that class which is an Excluded Asset);

         "INVENTORY" means those Assets which are included in the class of assets described in part 3 of schedule 6 (other than any asset in that class which is an Excluded Asset);

         "LOSS OR CLAIM" means, in relation to any person, a damage, loss, cost, expense or liability incurred by the person (including, without limitation, legal expenses on a solicitor and own client basis) or a claim, demand, action, proceeding or judgment made against the person, however arising and whether present or future, fixed or unascertained, actual or contingent;


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                                      5.

         "MINISTERIAL DECLARATION" means a declaration or determination made by the Minister for Finance for the Commonwealth pursuant to:

         (a)      sections 67AE(1)(a) and 67AF(1);

         (b)      section 67AZT(2); or

         (c)      part 1 of schedule 5

         (as the case may be) of the ANRC Act in the form of or to the effect of the declarations set out in parts 1, 2 and 3 of schedule 8 respectively;

         "MINIMUM SERVICES" has the meaning given to that term in the Ground Lease;

         "NATIVE TITLE CLAIM" means any claim in respect of an interest in land made pursuant to the Native Title Act 1993 or at common law;

         "PARKESTON LAND" means the land the subject of the Parkeston Licence;

         "PARKESTON LICENCE" means an agreement between AN and the Company for the occupation by the Company on and from the Completion Date of certain land comprising railway yards at Parkeston in Western Australia in a form agreed between AN, the Purchaser and the Company;

         "PLANT" means those Assets itemised in the Asset Register which are included in the class of assets described in part 2 of schedule 6 (other than any asset in that class which is an Excluded Asset);

         "PURCHASE PRICE" means $57,400,000;

         "RAILWAYS AGREEMENT" means the agreement between the Commonwealth and the State of South Australia dated 30 June 1997 a copy of which is annexed to the Non-Metropolitan Railways (Transfer) Act 1997 (S.A);

         "RAILWAYS LAND" means the land leased to the Company pursuant to the Ground Lease;

         "RECORDS ARRANGEMENT" means an arrangement made between AN and Australian Archives under section 28A of the Archives Act 1983;

         "RECORDS DISPOSAL AUTHORITY" means an authority granted by Australian Archives for disposal of or transfer to the Company of custody or ownership of, any record of AN that is a Commonwealth record;

         "REMEDIATION PROGRAMS" means the programs between the Commonwealth and the State of South Australia, the State of Western Australia and the Northern Territory for the remediation of certain land in South Australia, Western Australia and the Northern Territory respectively associated with the railways;


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                                      6.

         "SALE INFORMATION" means all information in any form or media, including, without limitation, the Information Memorandum, a package of Documents and the contents of the Data Room:

         (a) which may be disclosed or made available to the Purchaser or its employees, agents or advisers by or on behalf of the Commonwealth or AN; and

         (b) which relates to or concerns the Assets or the Business, any of the Companies or any related body corporate (as defined in the Corporations Law) of AN or the Companies, or any agent, employee or customer of AN;

         "SENIOR OFFICER" means:

         (a) in relation to the Commonwealth, a person in the Department of Transport and Regional Development holding the rank of First Assistant Secretary, Land Transport Policy or above; and

         (b)      in relation to the Purchaser, a director of the Purchaser;

         "SHARES" means the shares in the Company described in schedule 1;

         "SOUTH AUSTRALIAN ACTS" means the Non-Metropolitan Railways (Transfer) Act 1997) and the Non-Metropolitan Railways (Operations and Access) Act
         1997);

         "SPECIFIED LOCOMOTIVES" means those locomotives specified in part 10 of schedule 6;

         "TRACK INFRASTRUCTURE" means those Assets itemised in the Asset Register which are included in the class of assets described in part 1 of schedule 6 (other than any asset in that class which is an Excluded Asset);

         "TRANSITIONAL SERVICES AGREEMENT" means an agreement between the Company and AN for the provision on and from the Completion Date of certain services by AN to the Company in a form agreed between the Commonwealth, AN, the Company and the Purchaser;

         "VESTING DATE" in relation to an Asset means the date specified in a relevant Ministerial Declaration as the date upon which the Asset specified in that declaration vests in the Company;

         "WARRANTY" means each of the warranties and representations referred to in clause 15.1.


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                                      7.


 1.2     GENERAL

         In this agreement, unless the context otherwise requires:

         (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

         (b)      the singular includes the plural and vice versa;

         (c) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or Government and vice versa;

         (d)      a reference to any gender includes all genders;

         (e)      a reference to a recital, clause, schedule, annexure or
                  exhibit is to a recital, clause, schedule, annexure, or exhibit of or to this agreement;

         (f) a recital, schedule, annexure or a description of the parties forms part of this agreement;

         (g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

         (h) a reference to any party to this agreement, or any other document or arrangement, includes that party's executors, administrators, substitutes, successors and permitted assigns;

         (i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

         (j) a reference to a "SUBSIDIARY" of a body corporate is to a subsidiary of that body corporate in accordance with Part 1.2 Division 6 of the Corporations Law;

         (k) a reference to a "RELATED BODY CORPORATE" of a body corporate is to a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Law;

         (l) a reference to becoming bankrupt or being wound up includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in section 9 of the Corporations Law), being placed under the control of an administrator, execution of a deed of company arrangement and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the


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                                      8.

                  law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters;

         (m) where an expression is defined anywhere in this agreement, it has the same meaning throughout;

         (n) a reference to "DOLLARS" or "$" is to an amount in Australian currency; and

 1.3     HEADINGS

         In this agreement, headings are for convenience of reference only and do not affect interpretation.

 2.      AGREEMENT TO SELL AND BUY THE SHARES

 2.1     SALE AND PURCHASE

         Subject to clauses 3.1 and 4, the Commonwealth agrees to sell to the Purchaser and the Purchaser agrees to buy from the Commonwealth, the Shares free from any security or third party interest for the Purchase Price and otherwise on the terms and conditions of this agreement.

 2.2     TITLE PROPERTY AND RISK

         The title to, property in and risk of the Shares:

         (a) after the Commonwealth acquires the Shares and until Completion, remains solely with the Commonwealth; and

         (b)      passes to the Purchaser on and from Completion.

 3.      DEPOSIT

 3.1     PAYMENT OF DEPOSIT

         On the execution of this agreement and as a condition precedent to the obligations of the parties under this agreement, the Purchaser must pay, by way of deposit, to the Deposit Holder the Deposit to be held by the Deposit Holder as stakeholder as contemplated by this agreement.

 3.2     INVESTMENT OF DEPOSIT

         The Deposit Holder must immediately invest the Deposit by placing it in any interest bearing investment approved by the Commonwealth in writing.

 3.3     VESTING OF DEPOSIT

         On Completion:

         (a)      the Deposit immediately vests in the Commonwealth;


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         (b)      the Purchaser must deliver to the Commonwealth a written
                  direction to the Deposit Holder to account to the Commonwealth for the Deposit;

         (c) on delivery of that direction, the amount required to be paid by the Purchaser to the Commonwealth on Completion is automatically reduced by the amount of the Deposit; and

         (d) the accrued interest immediately vests in the Commonwealth and the Purchaser in equal shares and the parties shall direct the Deposit Holder to account to the Commonwealth and the Purchaser for that interest.

 3.4     RETURN OF DEPOSIT TO PURCHASER

         Except to the extent provided in clause 3.5, if this agreement is lawfully rescinded or terminated before Completion, the Deposit and the accrued interest immediately vests in the Purchaser, and the Commonwealth shall deliver to the Purchaser a written direction to the Deposit Holder to account to the Purchaser for the Deposit and the accrued interest.

 3.5     APPLICATION OF DEPOSIT ON TERMINATION BY COMMONWEALTH

         If before Completion:

         (a) the Purchaser or the Guarantor fails to perform any obligation or otherwise defaults in respect of a term of this agreement;

         (b) that failure or breach entitles the Commonwealth to terminate this agreement; and

         (c)      the Commonwealth terminates this agreement,

         then the Deposit and the accrued interest immediately vests in the Commonwealth, and the Purchaser must deliver to the Commonwealth a written direction to the Deposit Holder to account to the Commonwealth for the Deposit and the accrued interest.

 3.6     RISK

         The risk of losing the Deposit is on the party who becomes entitled to the Deposit.

 4.      CONDITIONS

 4.1     CONDITIONS PRECEDENT TO COMPLETION

         The obligations of the parties to complete the sale and purchase of the Shares do not become binding unless each of the conditions set out in schedule 3 is fulfilled (or waived under clause 4.3).


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 4.2     EFFECT OF NON-FULFILMENT

         If the conditions referred to in clause 4.1 are not fulfilled (or waived under clause 4.3) on or before the Condition Fulfilment Date, then this agreement (other than this clause 4 and clauses 1, 21, 22, 24, 25, 26 and 27) is at an end as to its future operation except for the enforcement of any right or claim which arises on this agreement coming to an end or which has arisen before this agreement comes to an end.

 4.3     FULFILMENT BY WAIVER

         A condition referred to in clause 4.1 is waived if, and only if:

         (a) where the condition is expressed to be for the benefit of a particular party, that party gives notice of waiver of the condition to the other party; and

         (b) otherwise, the parties agree in writing to waive the condition.

 4.4     OBLIGATION TO SATISFY CONDITIONS

         The Purchaser must do anything needed on its part to ensure that the conditions referred to in clauses 3.1 and 4.1 are fulfilled on or before the Condition Fulfilment Date. The Commonwealth is not under any express or implied obligation to procure fulfilment of, or in relation to fulfilment of, any condition referred to in clause 4.1, and is not liable to the Purchaser or the Guarantor for any Loss or Claim whatever arising out of, or in connection with, or relating to any non-fulfilment of any condition.

 4.5     EXTENT OF OBLIGATION TO FULFIL CONDITIONS

         The obligation imposed on the Purchaser by clause 4.4 does not require the Purchaser to waive any condition under clause 4.3.

 5.      CONDUCT PENDING COMPLETION

 5.1     CONDUCT OF BUSINESSES

         Subject to clauses 5.2 and 5.3, the Commonwealth must procure that, until Completion, the Company and AN do not, unless required or contemplated by this agreement or as a consequence of the Ministerial Declaration set out in part 1 of schedule 8, in relation to the
         Business:

         (a) enter into, terminate or alter any term of any material contract or commitment;

         (b)      incur any material liabilities;

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         (c)      dispose of, agree to dispose of, encumber or grant an option over any of the Assets or any interest in any of them other than (in the case of AN) in the ordinary course of carrying on the Business;

         (d)      hire any employee;

         (e) allot or issue or agree to allot or issue any share or loan capital or any security convertible into any share or loan capital;

         (f) declare or pay any dividend or make any other distribution of its assets or profits;

         (g) alter or agree to alter its memorandum or articles of association; or

         (h)      pass any special resolution.

 5.2     COMPLETION CONTRACTS

         Nothing in clause 5.1 precludes the Company or AN from:

         (a)      entering into Completion Contracts;

         (b) doing anything specified in clause 5.1 with the Purchaser's prior written consent; or

         (c) doing anything specified in clause 5.1 pursuant to a Ministerial direction under the ANRC Act.

 5.3     MATERIAL CONTRACT, COMMITMENT OR LIABILITY

         For the purposes of clauses 5.1(a) and (b), a material contract or commitment or a material liability shall be a contract or commitment, or liability (as the case may be), either:

         (a)      for or of a total value exceeding $250,000;  or

         (b) for or of a term or period of 6 months or more.

 5.4     OPERATION OF BUSINESS BY AN

         The Purchaser acknowledges that until the Assets are vested in the Company pursuant to the Ministerial Declaration set out in part 1 of schedule 8, the Assets will continue to be owned and the Business will continue to be operated by AN pursuant to the Australian National Railways Commission Act 1983 and that (except to the extent specifically provided for in this agreement):

         (a) neither the Commonwealth nor the Company is responsible for the operation of the Business pending Completion; and


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         (b)      the Commonwealth is under no obligation to cause either or both the Minister for Finance or the Minister for Transport and Regional Development to direct AN in any way in relation to the conduct by AN of the Business pending Completion (including for the avoidance of doubt by the giving of any direction under section 6AA or under section 19 of the Australian National Railways Commission Act 1983 .

         Nothing in this clause in any way restricts or fetters the Commonwealth or restricts or fetters the discretion of any Minister in the giving of any direction (whether under section 19 of the Australian National Railways Commission Act 1983 or otherwise) or imposes on the Commonwealth any liability in relation to, or creates in the Purchaser or the Guarantor any rights as a result of, the giving of or failing to give any such direction.

 5.5     ASSISTANCE AND ACCESS FOR PURCHASER

         Until Completion, the Commonwealth must procure that AN gives reasonable access to its premises to the Purchaser's representatives during normal business hours and in accordance with the reasonable rules and policies of AN or the Commonwealth, and allows any of those persons to:

         (a) observe the conduct of the Business;

         (b) so far as is permitted by law, examine and, if desired, at the cost of the Purchaser copy any of the books and records (including, without limitation, computerised information), property and affairs of AN relating to the Business other than to the extent any such book, record or information relate to the Excluded Assets;

         (c) consult AN's auditor or any of AN's employees concerning the Business; and

         (d) conduct a stocktake for the purposes of clause 8.3.

 5.6     LEIGH CREEK HAULAGE CONTRACT

         The Purchaser acknowledges on its own behalf and on behalf of the Company that the benefit and burden of the existing arrangements for the haulage of coal on the line from the Leigh Creek North Coalfield to the Northern Power Station at Port Augusta will not be vested pursuant to the Ministerial Declaration set out in part 1 of schedule 8. The Purchaser will be at liberty to negotiate a contract for coal haulage between the Company and Optima Energy on the basis that:

         (a) the contract will commence on or at any time after Completion; and

         (b) failure to conclude a contract shall not relieve the Purchaser or the Guarantor from their obligations under this agreement.


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 5.7     CONFIDENTIALITY

         The provisions of the Confidentiality Agreement apply to any information disclosed to or obtained by the Purchaser by reason of the tender process or action taken under clause 5.5.

 5.8     TERMINATION BY THE COMMONWEALTH

         Despite execution of this agreement, the Commonwealth may, by written notice, notify the Purchaser that the agreement will not proceed to Completion. If the Commonwealth gives such a notice:

         (a)      the Commonwealth is only liable to the Purchaser for:

                  (i)      return of the Deposit plus accrued interest;  and

                  (ii) the reasonable costs incurred by the Purchaser in negotiating the agreement from the time the Purchaser was selected as a preferred tenderer until the time of issue of the notice; and

         (b) the Purchaser and the Guarantor acknowledge on their own behalf and on behalf of the Company that none of them is entitled to:

                  (i) compensation for any other costs or expenses incurred by the Purchaser or the Guarantor arising from or relating to lodging the expressions of interest, undertaking a due diligence on or related to any of the Assets or the Business or taking part in the tender process and submitting a tender; or

                  (ii) any other moneys or compensation or damages whatever, including without limitation, for any loss of prospective profits, loss of business opportunity or any other form of indirect or consequential loss or damage.

 6.      COMPLETION

 6.1     TIME AND PLACE OF COMPLETION

         Completion is to occur on the Completion Date at the offices of Blake Dawson Waldron in Sydney or at any other time or place agreed in writing by the parties.

 6.2     CHANGE TO CONDITION FULFILMENT DATE

         If, on the Business Day preceding the relevant Condition Fulfilment Date, condition precedent number 2 in schedule 3 has not been fulfilled, the parties may agree a new Condition Fulfilment Date which shall be a date which is no more than 6 months after the date of this agreement.

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 6.3     OBLIGATIONS OF COMMONWEALTH AT COMPLETION

         At Completion the Commonwealth must:

         (a)      deliver or cause to be delivered to the Purchaser:

                  (i)      the share certificates in respect of the Shares;

                  (ii) instruments of transfer of the Shares naming as transferee the Purchaser or its nominees which have been duly executed in blank by the respective holders and are in registrable form;

                  (iii) the Certificate of Incorporation of the Company (and any Certificate of Incorporation on Change of Name);

                  (iv) the common seal (and any duplicate common seal, share seal or official seal) of the Company;

                  (v) a copy of the Memorandum and Articles of Association of the Company certified by the secretary of the Company;

                  (vi) the minute books and other records of meetings or resolutions of members and directors of the Company;

                  (vii) all registers of the Company (including the register of members, register of directors, register of charges) all in proper order and condition and fully entered up to the Completion Date;

                  (viii) all records of the Business other than to the extent those records relate to the Excluded Assets or are required to be retained by the Commonwealth to meet its obligations under the Archives Act 1983 or the Audit Act 1901;

                  (ix) all current permits, licences and other documents issued in respect of the Business under any legislation or ordinance;

                  (x) the written resignations of each director, secretary and public officer of the Company;

                  (xi) any other document which the Purchaser requires to obtain good title to the Shares and to enable the Purchaser to procure the registration of the Shares in the name of the Purchaser or its nominee including any power of attorney under which any document delivered under this agreement has been signed;

                  (xii) copies of the written agreements referred to in part 2 of schedule 10;

                  (xiii)   the Completion Contracts;


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                  (xiv)    completed transfer documents relating to the motor
                           vehicles listed in part 8 of schedule 6; and

                  (xv) subject to clauses 10 and 11, the title deeds relating to the Parkeston Land and the Cook Township Land and either a Ministerial Declaration under
                           Section 67AE of the ANRC Act in respect of that land (and all fixtures and fittings on it) or a transfer of that land (and all fixtures and fittings on it) capable of immediate registration;

         (b) procure that duly convened meetings of the directors of the Company are held and procure at those meetings (as applicable):

                  (i) the Company issue and allot to the Commonwealth 573,999,999 ordinary shares of $1.00 each issued as fully paid in consideration of the vesting pursuant to the Ministerial Declaration set out in part 1 of schedule 8 of the Assets in the Company;

                  (ii) the approval of the registration and the registration (subject to payment of stamp duty) of the transfers of the Shares, the issue of a new share certificate for the Shares in the name of the transferee and the cancellation of the existing share certificates;

                  (iii) the appointment as additional directors, secretaries and public officers of the Company of the persons nominated by the Purchaser by notice before the Completion Date who have consented to so act; and

                  (iv) the retirement of each existing director, secretary and public officer of the Company with effect from the end of that meeting with each retirement;

         (c) confer on the Purchaser title to the Shares and (subject to the Transitional Services Agreement) place the Purchaser in operating control of the Company, the Business and the Assets; and

         (d) do and execute all other acts and documents which this agreement requires the Commonwealth to do or execute at Completion.

 6.4     OBLIGATIONS OF PURCHASER AT COMPLETION

         At Completion the Purchaser must:

         (a) (subject to clause 3) pay the Purchase Price to the Commonwealth or as the Commonwealth may direct by notice to the Purchaser, in cash or by bank cheque or in any other form that the parties may agree in writing;

         (b) cause sufficient instruments of consent to be available to allow the Company to pass the resolutions required by clause 6.3(b)(iii); and

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         (c)      do and execute all other acts and documents which this
                  agreement requires the Purchaser to do or execute at Completion.

 6.5     COMMONWEALTH'S OBLIGATIONS UNTIL REGISTRATION

         After Completion and until the Shares are registered in the name of the Purchaser and any nominee, the Commonwealth must convene and attend general meetings of the Company, vote at those meetings and take all other action in the capacity of registered holder of the Shares as may be lawfully required.

 6.6     PURCHASER'S OBLIGATION TO REGISTER

         The Purchaser must ensure that registration of the transfer of the Shares takes place as soon as possible after Completion.

 6.7     DEFAULT INTEREST

         If the Purchaser fails to pay on any due date any sum which the Purchaser is obliged to pay under this agreement, then the Purchaser must pay interest on the outstanding balance of that sum at a rate calculated on a daily basis at the Default Rate for the period from and including the due date until the sum has been paid in full.

 6.8     DEFAULT BY PURCHASER

         Where, due to any default by the Purchaser, Completion does not occur the Commonwealth may in its absolute discretion:

         (a) terminate this agreement by giving written notice to that effect to the Purchaser; and

         (b) if it terminates this agreement, resell the Shares or the Assets and recover from the Purchaser:

                  (i) the deficiency on resale (with credit for any of the Deposit forfeited); and

                  (ii) the reasonable costs and expenses of resale, and of any attempted resale.

 6.9     RESALE OF THE BUSINESS BY THE COMMONWEALTH

         Where the Commonwealth is entitled to terminate this agreement under clause 6.8 but has not yet done so:

         (a) the entry by the Commonwealth into a conditional or unconditional agreement for the resale of all or some of the Shares or Assets to another party will take effect as a termination of this agreement by the Commonwealth pursuant to clause 6.8; and

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         (b) such resale will be taken to have occurred after termination.

 6.10    NO COMPENSATION

         If this agreement is terminated under clause 6.8 or by virtue of clause 6.9, neither the Purchaser nor the Guarantor is entitled to:

         (a) compensation for any other costs or expenses incurred by the Purchaser or the Guarantor arising from or relating to lodging the expressions of interest, undertaking a due diligence on or related to any of the Assets or the Business or taking part in the tender process and submitting a tender; or

         (b) any other moneys or compensation or damages whatever, including without limitation, for any loss of prospective profits, loss of business opportunity or any other form of indirect or consequential loss or damage.

 7.      DEBTORS, CREDITORS AND CONTRACTS

 7.1     POST-COMPLETION CREDITORS

         The Company is solely responsible to all creditors of the Business for debts and liabilities incurred by the Company on and from Completion and the Purchaser must indemnify, and agrees to keep indemnified, AN and the Commonwealth in relation to any Loss or Claim in relation to those debts and liabilities.

 7.2     COLLECTION OF DEBTS

         The Purchaser and the Guarantor acknowledge on their own behalf and on behalf of the Company that all debtors of the Business arising from transactions entered into prior to Completion remain the property of AN.

 7.3     TRANSITIONAL SERVICES AGREEMENT AND THE BUREAU SERVICES AGREEMENT

         The Purchaser must ensure that the Company punctually and properly performs all its obligations under the Transitional Services Agreement and the Bureau Services Agreement between the Company and AN.

 7.4     PURCHASER'S INDEMNITY

         The Purchaser must indemnify, and keep indemnified, the Commonwealth and AN against each Loss or Claim against the Commonwealth or AN arising from or in connection with any breach or non-performance after Completion by the Company of any provision of any Contract.

 7.5     NO COMMONWEALTH WARRANTY

         Except as expressly set out in this agreement, the Commonwealth makes no warranty express or implied in relation to any Contract, and in particular the


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         Commonwealth makes no warranty or representations express or implied concerning:

         (a) compliance by AN, the Company or any other person with the provisions of any Contract;

         (b) the occurrence or non-occurrence of any event entitling any party to vary or terminate any Contract;

         (c)      the profitability or feasibility of any Contract;

         (d) whether any Contract, or performance of it, complies with any law; or

         (e) whether the written agreements specified in part 2 of schedule 10 contain all the terms and conditions of the relevant contract between the parties to those agreements.

 7.6     ENFORCEMENT BY AN

         Clauses 7.1 to 7.5 of this agreement are intended to benefit and are to be interpreted as benefiting AN and to be enforceable by AN against the Purchaser. To that extent, the Commonwealth has entered this agreement on its own behalf and on behalf of AN.

 8.      PLANT, TRACK INFRASTRUCTURE AND INVENTORY

 8.1     PLANT, TRACK INFRASTRUCTURE AND INVENTORY "AS IS"

         (a) The Plant, Track Infrastructure and Inventory is to be vested in the Company as is, in its existing location, state of repair and condition.

         (b) Completion of this agreement will be conclusive evidence that those Assets which are Plant, Track Infrastructure or Inventory are in the state required by this agreement.

         (c) The Purchaser and the Guarantor acknowledge on their own behalf and on behalf of the Company that the Commonwealth will not be liable to the Purchaser, the Guarantor, or the Company for any Loss or Claim in relation to the state or condition of, or any other matter concerning, any item of Plant, Track Infrastructure or Inventory.

 8.2     STATUS OF ASSET REGISTER

         Subject to clauses 8.3 and 8.5(b):

         (a) the Commonwealth makes no representation or warranty express or implied:

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                  (i)      that all items of Track Infrastructure, Plant and
                           Inventory to be vested in the Company on the Vesting Date are contained in the Asset Register;

                  (ii) that all items in the Asset Register are Assets to be vested in the Company on the Vesting Date; or

                  (iii) as to the correspondence of any item of Track Infrastructure, Plant or Inventory to any description in the Asset Register;

         (b) the inclusion of any item in the Asset Register, or the omission of any item of Track Infrastructure, Plant or Inventory from the Asset Register, will not vitiate this agreement or entitle the Purchaser to reduce the Purchase Price or claim compensation or damages for any Loss or Claim from the Commonwealth; and

         (c) the provisions of this agreement and not the contents of the Asset Register (to the extent of any inconsistency) are paramount in determining the Assets to be vested in the Company on the Vesting Date.

 8.3     STOCKTAKE

         (a) Within the period of one month from the date of this agreement, the Commonwealth must give, and must procure that AN gives, the Purchaser a reasonable opportunity at the Purchaser's cost to inspect and take a count of all items of Plant and Inventory. During or after that inspection and prior to the Condition Fulfilment Date the Purchaser may give to the Commonwealth written notice specifying any Specified Locomotive which the Purchaser has been unable to inspect. If the Commonwealth agrees or it is determined that more than three of the Specified Locomotives described in schedule 6A are unable to be located, then the Commonwealth will arrange for the Auction Value of those locomotive to be determined within 10 Business Days of receipt by the Commonwealth of that notice and then subject to paragraph (b) the Purchaser will be entitled to a deduction from the Purchase Price of the amount of the aggregate of the Auction Values of those locomotives, up to a maximum of 30% of the Purchase Price.

                  If no notice is given by the Purchaser under this clause before the Condition Fulfilment Date, then the Purchaser shall have no right to a deduction from the Purchase Price as contemplated by this clause.

         (b) If relevant Auction Values for the purposes of paragraph (a) have not been determined at Completion, the Purchaser must pay the full Purchase Price and the Commonwealth must repay to the Purchaser the aggregate of the Auction Values as soon as practicable when it has been ascertained up to the relevant maximum percentage of the Purchase Price specified in paragraph (a) above.


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         (c)      Apart from a claim under this clause, clause 8.4 or clause
                  8.5(b) the Commonwealth will not be liable for any Loss or Claim made in relation to the existence or state of repair or condition of or any other matter concerning any item of Plant.

 8.4     ACTIVE WAGON STOCKTAKE

         (a) During or after the inspection specified in clause 8.3(a) and prior to the Condition Fulfilment Date the Purchaser may give to the Commonwealth written notice specifying any wagon which is currently in active use in the Business ("ACTIVE WAGON") listed in the Asset Register which the Purchaser has been unable to inspect (other than any such Active Wagon which is an Excluded Asset.). If the Commonwealth agrees or it is determined that an Active Wagon specified by the Purchaser is unable to be located, then the Commonwealth will arrange for the Auction Value of that Active Wagon specified in the Purchaser's notice to be determined within 10 Business Days of receipt by the Commonwealth of that notice. If the aggregate of the Auction Values of all Active Wagons specified by the Purchaser which are unable to be located exceed $1 million then, subject to paragraph (b), the Purchaser will be entitled to a deduction from the Purchase Price of the amount of the aggregate of the Auction Values up to a maximum of 30% of the Purchase Price. If no notice is given by the Purchaser under this clause before the Condition Fulfilment Date, then the Purchaser shall have no right to a deduction from the Purchase Price as contemplated by this clause.

         (b) If relevant Auction Values for the purposes of paragraph (a) have not been determined at Completion, the Purchaser must pay the full Purchase Price and the Commonwealth must repay to the Purchaser the aggregate of the Auction Values as soon as practicable when it has been ascertained up to a maximum of 30% of the Purchase Price.

 8.5     NO WARRANTY AS TO PLANT, TRACK INFRASTRUCTURE OR INVENTORY

         Except as expressly set out in this agreement, the Commonwealth makes no warranty or representation express or implied in relation to any Plant, Track Infrastructure or Inventory and in particular, the Commonwealth makes no warranty or representation express or implied concerning the following:

         (a) the state of repair or maintenance or serviceability of any item of Plant or Track Infrastructure;

         (b) the ability to operate together as an entire unit of any items of Plant or Track Infrastructure;

         (c) compliance with any statutory or Governmental requirements relating to or to the use or operation of any Plant or Track Infrastructure including

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                  (without limitation) the existence of any licence or permit or the ability to obtain any licence or permit;

         (d) quality, fitness or suitability for any purpose of any item of Plant or Track Infrastructure;

         (e)      the safety of any item of Plant or Track Infrastructure;

         (f)      ability to operate or use the Assets as a going concern;  or

         (g) the financial return which may be obtained from the use of the Assets.

 8.6     DESTRUCTION OR DAMAGE TO PLANT

         If any item of Plant is materially damaged prior to Completion, the Commonwealth may either reinstate or replace that item, or give to the Purchaser notice that any such item or items will become an Excluded Asset and on giving that notice:

         (a) this agreement will be at an end in respect of that item of Plant only (but will remain in full force and effect in respect of all other Assets);

         (b) if the aggregate Auction Values of all items of Plant referred to in the notice from the Commonwealth exceeds $3 million, then the Purchaser will be entitled to a deduction from the Purchase Price of the aggregate of those Auction Values up to a maximum of 30% of the Purchase Price and the Commonwealth will arrange for the Auction Value of each item of Plant referred to in the notice to be determined within 14 days of giving that notice (but if any Auction Values of the items of Plant referred to in the notice have not been determined at Completion, the Purchaser must pay the full Purchase Price and the Commonwealth must repay to the Purchaser the aggregate of those Auction Values when it has been ascertained up to a maximum of 30% of the Purchase Price); and

         (c) neither the Commonwealth nor the Purchaser or the Guarantor will have any other right, obligation, claim or liability for any Loss or Claim in respect of any item of Plant specified in the notice.

 9.      LEASES AND LICENCES

 9.1 NO WARRANTY AS TO CERTAIN MATTERS AS TO GROUND LEASE, PARKESTON LICENCE OR COOK TOWNSHIP LICENCE

         Except as expressly set out in this agreement, the Commonwealth makes no warranty or representation express or implied concerning the Ground Lease, the Parkeston Licence or the Cook Township Licence and in particular the Commonwealth makes no warranty or representation express or implied concerning, and is under no liability for any Loss or Claim relating to, the following:

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         (a)      the fitness or suitability for any particular purpose of the
                  Railways Land, the Parkeston Land or the Cook Township Land;

         (b) the state of repair or maintenance or serviceability of the Railways Land, the Parkeston Land or the Cook Township Land;

         (c) the completeness or accuracy of any description of the Ground Lease, the Parkeston Licence, the Cook Township Licence, the Railways Land, the Parkeston Land or the Cook Township Land;

         (d) compliance with any statutory or governmental requirements relating to or to the use or operation of the Railways Land, the Parkeston Land or the Cook Township Land;

         (e) the safety of the Railways Land, the Parkeston Land or the Cook Township Land;

         (f) the financial return which may be obtained from the use of the Railways Land, the Parkeston Land or the Cook Township Land; and

         (g) the Railways Land, the Parkeston Land or the Cook Township Land being subject, now or at any time, to a Native Title Claim.

 9.2     LAND "AS IS"

         The Purchaser must accept the Railways Land, the Parkeston Land and the Cook Township Land "as is" and in their present state of repair and condition and subject to all latent and patent defects of title and any infestation or dilapidation or any environmental hazard, pollution or contamination or other defects.

9.3      LEASEHOLD TITLE

         The Purchaser is not entitled to any statement or abstract of title in relation to the Ground Lease, the Parkeston Licence or the Cook Township Licence.

9.4      FURTHER INFORMATION

         The Purchaser and the Guarantor must provide to the Commonwealth any further information required by it relating to the Purchaser as lessee or licensee including without limitation up to date financial information relating to the Purchaser and the Guarantor.

 10.     PARKESTON LAND

 10.1    APPLICATION OF CLAUSE

         This clause will apply if, at Completion, there are no separate title deeds for the whole of the Parkeston Land.

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 10.2    SUBDIVISION OF LAND

         As soon as possible after the date of this agreement, the Commonwealth shall take all necessary steps to create by way of subdivision separate title to the Parkeston Land.

 10.3    TRANSFER OF PARKESTON LAND

         As soon as the Commonwealth is in receipt of a separate title deed for the Parkeston Land, the Commonwealth shall prepare and execute all necessary documents to effect the transfer of that land and all fixtures and fittings on that land to the Company or such other wholly owned subsidiary of the Purchaser as the Purchaser may direct in writing. The Commonwealth may discharge its obligation under this clause by delivery to the Company of a transfer of the Parkeston Land or by Ministerial Declaration under section 67AE of the ANRC Act.

 10.4    PURCHASER TO ASSIST

         The Purchaser must provide any assistance the Commonwealth may require to fulfil its obligation under this clause 10.

 10.5    PARKESTON LICENCE

         Until subdivision and transfer can be effected in accordance with this clause, the Purchaser will have access to and use of the Parkeston Land and all fixtures and fittings on that land pursuant to the Parkeston Licence.

 11.     COOK TOWNSHIP

 11.1    APPLICATION OF CLAUSE

         This clause will apply if, at Completion, there are no separate title deeds for the whole of the Cook Township Land.

 11.2    SUBDIVISION OF LAND

         As soon as possible after the date of this agreement, the Commonwealth shall take all reasonable steps to create by way of subdivision separate title or titles to the Cook Township Land.

 11.3    TRANSFER OF COOK TOWNSHIP LAND

         As soon as the Commonwealth is in receipt of a separate title deed for the Cook Township Land, the Commonwealth shall prepare and execute all necessary documents to effect the transfer of that land and all fixtures and fittings on that land to the Company or such other wholly owned subsidiary of the Purchaser as the Purchaser may direct in writing. The Commonwealth may discharge its obligation under this clause by delivery to the Company of a transfer of the Cook Township Land or by Ministerial Declaration under section 67AE of the ANRC Act.

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 11.4    PURCHASER TO ASSIST

         The Purchaser shall provide any assistance the Commonwealth may require to fulfil its obligation under this clause 11.

 11.5    COOK TOWNSHIP LICENCE

         Until subdivision and transfer can be effected in accordance with this clause, the Purchaser shall have access to and use of the Cook Township Land and all fixtures and fittings on that land pursuant to the Cook Township Licence.

 12.     ENVIRONMENTAL MATTERS

 12.1    DISCLOSURE

         The Commonwealth specifically discloses that the Railways Land, the Parkeston Land and the Cook Township Land are affected by contamination as described in the Environmental Reports and that the following contaminants have been identified there, or may be there:

         (a) heavy metals, including copper, zinc, chromium, lead and cadmium;

         (b)      total petroleum hydrocarbons;

         (c) monocyclic aromatic hydrocarbons, including benzene, toluene, ethyl benzene and xylene;

         (d) polycyclic aromatic hydrocarbons (PAHs) and a range of heavy metals associated with coal ash; and

         (e)      weedicides containing OCPs and arsenic.

 12.2    ACKNOWLEDGMENTS

         The Purchaser acknowledges that copies of the Environmental Reports have been made available in the data room prior to entering into this agreement.

 12.3    NO WARRANTY AS TO ENVIRONMENTAL MATTERS OR REPORT

         The Commonwealth does not:

         (a) represent or warrant the accuracy, validity, enforceability or completeness of the matters set out in any Environmental Report; or

         (b) make any representation or warranty about any pollution, contamination or chemical substances whatever.

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 12.4    REMEDIATION PROGRAMS

         (a) The Remediation Programs will apply to land which forms all or part of the Railways Land, the Parkeston Land or the Cook Township Land.

         (b) The Commonwealth shall, as soon as is practicable, inform the Purchaser of any remediation of the Railways Land, the Parkeston Land or the Cook Township Land that is to commence before Completion. If remediation of any of that land is to commence after Completion, the Commonwealth shall give the Company 30 days notice of when such remediation will commence and shall specify in that notice the time it is expected to take to carry out and complete the remediation process in respect of that land.

         (c) Neither the Purchaser nor the Company may object to the carrying out of, or the manner of carrying out, the remediation of the Railways Land, the Parkeston Land or the Cook Township Land. If such remediation is carried out after Completion, the Company shall co-operate (including without limitation by providing reasonable access) to ensure that the remediation can be duly carried out and completed.

 12.5    NOTIFICATION OF COMPLETION OF REMEDIATION PROGRAM

         The Commonwealth shall notify the Purchaser when each of the Remediation Programs have been completed and shall provide to the Purchaser copies of:

         (a) the agreement of the Environmental Protection Authority to the effect that the methodologies applied in carrying out and completing the Remediation Programs were reasonable to achieve the purposes of the Remediation Programs; and

         (b) the certification by environmental consultants appointed by the Commonwealth (and not involved in formulating or carrying out the Remediation Programs) that the processes adopted in implementing the Remediation Programs were reasonable to achieve the purpose and desired outcome of the Remediation Programs.

12.6     PURCHASER NOT TO EXACERBATE CONTAMINATION

         The Purchaser shall not, and shall procure that the Company does not, do any act which:

         (a) exacerbates the extent of contamination or pollution of the Railways Land, the Parkeston Land or the Cook Township Land which exists at Completion; or

         (b) directly or indirectly causes, allows, facilitates or exacerbates the contamination or pollution of other land, air or water as a result of the contamination of the Railways Land, the Cook Township Land or the Parkeston Land which exists at Completion.

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12.7     RELEASE AND INDEMNITY BY THE COMMONWEALTH

         The Commonwealth shall be liable for, and shall, to the full extent permitted by law, release and indemnify the Purchaser from and against:

         (a) any obligation, duty or liability to any other person in respect of any:

                  (i) contamination of the Railways Land, the Parkeston Land and the Cook Township Land which exists at Completion but, for the avoidance of doubt, not to the extent such contamination is exacerbated by a breach of clause 12.6 by the Purchaser;

                  (ii) contamination or pollution of other land, air or water which exists at Completion as a result of contamination of the Railways Land, the Parkeston Land or the Cook Township Land but, for the avoidance of doubt, not to the extent such contamination or pollution is exacerbated by a breach of clause 12.6 by the Purchaser; and

                  (iii) contamination or pollution of other land, air or water which occurs or arises after Completion as a result of contamination of the Railways Land, the Parkeston Land or the Cook Township Land which exists at Completion but, for the avoidance of doubt, not to the extent such contamination or pollution is caused by or arises as a result of a breach of clause 12.6 by the Purchaser, including, without limitation, compliance with any clean up costs or valid and effective notices issued by the Director of Environmental Management or a council officer; and

         (b)      any Loss or Claim arising out of:

                  (i) any such obligation, duty, liability, order or clean up cost; or

                  (ii) any such contamination or pollution of the Railways Land, the Parkeston Land and the Cook Township Land or of other land, air or water other than to the extent such contamination or pollution is caused by or arises as a result of the Purchaser's breach of clause 12.6.

 12.8    EXTENT OF COMMONWEALTH LIABILITY

         Notwithstanding anything else contained in this clause 12, the Commonwealth is under no obligation to remediate any land to a standard other than that required having regard to:

         (a) the environmental standards applicable generally in the State of South Australia at Completion; and

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         (b)      the purpose for which the land in question is used at the date of this agreement (or the date on which that land was last used).

 12.9    RELEASE AND INDEMNITY BY PURCHASER

         Upon Completion, the Purchaser shall be liable for and shall, to the full extent permitted by law, release and indemnify the Commonwealth:

         (a) from and against any obligation, duty or liability to the Purchaser or any person claiming through or on behalf of the Purchaser in respect of any contamination or pollution of the Railways Land, the Parkeston Land and the Cook Township Land occurring or arising after Completion (which did not exist at Completion) and any contamination or pollution of other land, air or water which occurs or arises as a result, including, without limitation, compliance with any clean up costs or any notices or orders issued by the Director of Environmental Management or a council officer; and

         (b) from and against any Loss or Claim arising out of:

                  (i) any such obligation, duty, liability, notice or order or clean up cost; or

                  (ii) any such contamination or pollution of the Railways Land, the Parkeston Land and the Cook Township Land or of other land, air or water; and

         (c) from and against any Loss or Claim by a third party to the extent to which that Loss or Claim is attributable to, or the amount thereof is increased as a result of, a breach by the Purchaser of its undertaking in clause 12.6.

13.      HERITAGE MATTERS

         The Purchaser may be required to assume certain obligations in respect of some or all of the buildings and other structures either owned by or leased to the Company. Those obligations will be identified in the Draft Conservation Master Plan and may include obligations:

         (a) to assist the Commonwealth in the preparation of Conservation Management Plans;

         (b) to comply with (and monitor compliance with) and update those Conservation Management Plans and establish management procedures for those purposes;

         (c) to provide any reasonable assistance required by the State Heritage Council to ensure the relevant buildings and structures identified in the Draft Conservation Master Plan are entered in the State Register of Heritage Places;

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         (d)      to conduct the Business so as to ensure minimum adverse
                  effects on the Buildings and structures that are identified in the Draft Conservation Master Plan or are the subject of, or are to be the subject of, a Conservation Management Plan; and

         (e) to consider any general recommendations of the Draft Conservation Master Plan in the on-going management of the Business.

 14.     EMPLOYEES AND APPRENTICES

 14.1    PRIVACY ACT

         The Purchaser must comply, and ensure that after Completion the Company complies, with the provisions of the Privacy Act 1988 as if that Act applied to it in relation to information held by AN or the Commonwealth, and made available to the Purchaser or the Company, concerning the Employees and the Apprentices, any person who has provided or is providing services to the Company or AN in connection with the Business.

 14.2    TERMINATION OF EMPLOYEES

         On the Completion Date, or on the date on which the services of the Employees cease to be provided to the Company pursuant to the Transitional Services Agreement, the Commonwealth must ensure that there is paid to each of the Employees all amounts, if any, to which the Employee is entitled by law or under any award, agreement or arrangement, on termination of employment.

 14.3    APPRENTICES

         The Commonwealth must procure AN to transfer to the Company the Indenture of Apprenticeship of each of the Apprentices who have consented to the transfer of their Indenture of Apprenticeship ("TRANSFERRING APPRENTICES") with effect from Completion. The Purchaser, with effect from Completion, must cause the Company to:

         (a) perform and discharge all the responsibilities of AN under those Indentures which relate to the period after Completion; and

         (b) do all things necessary under the Vocational Education, Employment & Training Act 1994 (South Australia) and such other statutes as may be relevant to validly effect such transfer.

 15.     WARRANTIES

 15.1    COMMONWEALTH'S WARRANTIES

         The Commonwealth warrants that, except as set out in schedule 4 to the knowledge of the Commonwealth, each of the statements set out in schedule 5 (each as a separate warranty and representation) is true, complete and accurate, both at the

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         date of this agreement and at the Completion Date (except that where a
         Warranty refers to only one of those dates, that Warranty is given only as at that date).

 15.2    DISCLOSURES

         In addition to any disclosures contained in schedule 4, all information included in the Information Memorandum, included in the Data Room, given in answer to inquiry or other communication or disclosed during the expression of interest, due diligence and tender process (including management presentations) leading to this agreement is taken to have been disclosed to the Purchaser for the purpose of this agreement and any Warranty.

 15.3    TIME BAR FOR CLAIMS

         No proceedings under or in connection with this agreement for any Loss or Claim (including without limitation under any Warranty) may be commenced or maintained by the Purchaser unless on or before 31 December 1998 the Purchaser gives the Commonwealth written notice of intention giving full particulars of the amount claimed (then known to the Purchaser) and the facts and circumstances (then known to the Purchaser) allegedly giving rise to the proceedings and the Loss or Claim.

 15.4    MINIMUM QUANTUM OF CLAIMS

         The Purchaser may not first make a claim against the Commonwealth under or in connection with this agreement unless and until the aggregate of those claims exceeds or has already exceeded $3 million.

 15.5    MAXIMUM LIABILITY

         The maximum liability of the Commonwealth for claims made by the Purchaser in respect of any Loss or Claim under or in connection with this agreement is an amount equal to 20% of the Purchase Price.

 15.6    PURCHASER'S WARRANTIES

         The Purchaser and the Guarantor warrant and represent to the Commonwealth, as an inducement to the Commonwealth to enter into this agreement and to sell the Shares, and it is a condition of this agreement that, at the date of this agreement:

         (a) the execution and delivery of this agreement has been properly authorised by all necessary corporate action of the Purchaser and the Guarantor;

         (b) the Purchaser and the Guarantor have full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed their respective obligations under this agreement;

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         (c)      this agreement constitutes a legal, valid and binding
                  obligation on the Purchaser and the Guarantor enforceable in accordance with its terms by appropriate legal remedy;

         (d) except as contemplated by clause 4 this agreement does not conflict with or result in the breach of or default under any provision of its memorandum and articles of association or constituent documents or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or a subject or by which it is bound;

         (e) there are no actions, claims, proceedings or investigations pending or threatened against it or to its knowledge by, against or before any person which may have a material effect on the sale and purchase of the Shares in accordance with this agreement;

         (f) except as contemplated by clause 4, the Purchaser, and each person to whom section 26 or 26A of FATA applies in relation to the acquisition of the Shares by the Company, have complied with each of those sections;

         (g) the information supplied by the Purchaser or any employee, agent or adviser on behalf of the Purchaser to the Commonwealth in connection with any expression of interest or tender has been and is true, complete and accurate; and

         (h) there is no issue, matter, fact or thing that has not been disclosed by the Purchaser or the Guarantor that, if disclosed, would have an adverse effect on the Commonwealth's ability to fulfil condition precedent number 9 in schedule 3.

15.7     PURCHASER RELIES ON OWN JUDGMENT

         The Purchaser acknowledges that in tendering to acquire the Shares and entering into this agreement:

         (a) it has undertaken due diligence in relation to the Assets and the Business and has satisfied itself in relation to all matters arising during the course of that due diligence;

         (b) it has fully informed itself and relied on its own judgment and has not, except as provided in this agreement, relied on any conduct of, or statements, warranties or representations made by the Commonwealth, its employees or agents; and

         (c)      it remains bound by the provisions of the Confidentiality
                  Agreement.

15.8     LICENCES AND PERMITS

         The Purchaser acknowledges that it is required to:

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         (a)      satisfy itself that all licences, consents, rights, permits and certificates required to conduct the Business (as referred to in part 5 of schedule 6) have been obtained;

         (b) satisfy itself that the vesting of the Assets pursuant to a Ministerial Declaration is effective to transfer the benefit of such licence, consent, right, permit or certificate to the Purchaser having regard to the provisions of the legislation under which the licence, consent, right, permit or condition is issued or the terms and conditions of such licence, consent, right, permit or condition; and

         (c) if such vesting is not effective to transfer the relevant benefit, make and pursue any application necessary to obtain the benefit of such a licence, contract, right, permit or certificate.

 16.     GUARANTEE

 16.1    DEFINITIONS

         In this clause 16:

         "GUARANTEED MONEYS" mean any Guaranteed Obligations relating to payment (including payment by way of damages); and

         "GUARANTEED OBLIGATIONS" mean the obligations of the Purchaser in respect of payment of the Purchase Price which the Purchaser covenants to observe and perform under this agreement.

 16.2    GUARANTEE

         The Guarantor unconditionally and irrevocably guarantees to the Commonwealth the due observance and performance by the Purchaser of the Guaranteed Obligations.

 16.3    INDEMNITY

         If the Purchaser defaults in its observance and performance of the Guaranteed Obligations, the Guarantor must indemnify the Commonwealth against any Loss or Claim.

         Without limiting the generality of the foregoing:

         (a) if the Purchaser defaults in payment of the Guaranteed Moneys, the Guarantor must pay those moneys on demand to or as directed by the Commonwealth; and

         (b) the Guarantor unconditionally and irrevocably indemnifies the Commonwealth against any loss which it may suffer because the whole or any part of the Guaranteed Moneys is not recoverable from the Purchaser.

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 16.4    PRINCIPAL OBLIGATION

         The Guarantor's liability under this clause is a principal obligation and is not ancillary or collateral to any other right or obligation.

 16.5    CONTINUING GUARANTEE

         This is a continuing guarantee. The Guarantor's liability is absolute and unconditional and is not affected by anything at all which, but for this provision, might operate to relieve it of its obligations.

 16.6    NO RIGHT OF SUBROGATION

         Until the Guaranteed Moneys have been irrevocably paid in full, the Guarantor may not exercise any right of subrogation to the Commonwealth and may not exercise any rights as surety in competition with the Commonwealth.

 16.7    WINDING UP OF THE PURCHASER

         Until the Guaranteed Moneys have been irrevocably paid in full, if the Purchaser becomes bankrupt or is wound up, the Commonwealth may prove for all moneys which the Guarantor may have paid under this clause and need not apply, in discharge of the Guaranteed Moneys, any moneys which it receives.

17.      RESOLUTION OF DISPUTES

17.1     PARTIES TO USE REASONABLE EFFORTS TO RESOLVE DISPUTES

         The Commonwealth and the Purchaser must use all reasonable efforts in good faith to resolve any disputes which arise between them in connection with this agreement.

17.2     DISPUTE NOTICE

         A party may give the other party a notice of dispute ("DISPUTE NOTICE") in connection with this agreement. Following the giving of a dispute notice, the dispute shall initially be referred to a Senior Officer of the Commonwealth (whose identity must be notified to the Purchaser as soon as practicable after Completion) and a director of the Purchaser who will endeavour to resolve the dispute within 10 Business Days of the giving of the dispute notice.

17.3     SECRETARY AND DIRECTOR TO RESOLVE DISPUTE

         If the dispute is not resolved within 10 Business Days of the giving of the dispute notice, then the dispute shall be referred to the Secretary of the Department of Transport and Regional Development of the Commonwealth and a director of the Purchaser, who shall use reasonable endeavours to resolve the dispute within a further 5 Business Days or such other period as is agreed by the Parties.

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17.4     MEDIATION

         If the Parties have not been able to resolve the dispute within 15 Business Days of the giving of the dispute notice, then either party may refer the dispute to mediation, to be conducted:

         (a) by a mediator mutually selected by the Parties (or failing agreement, selected by the President of the New South Wales Law Society) from the advanced panel of LEADR (Lawyers Engaged in Alternative Dispute Resolution); and

         (b) under the Institute of Arbitrators Australia Rules for Mediation of Disputes.

 17.5    LEGAL PROCEEDINGS

         In the event that the dispute, controversy or claim has not been resolved within 45 Business Days (or such other period as agreed between the Parties in writing) after the giving of the dispute notice, then any party may, if it wishes, commence legal proceedings despite, or without, any reference to mediation.

 17.6    DISPUTES OVER ASSETS

         Despite any other clause (except clause 8.3 in relation to Specified Locomotives) to the contrary, any dispute between the Purchaser and either the Commonwealth or any other Purchaser and either the Commonwealth or any other purchaser of any business unit of AN, as to whether a specific thing constitutes an Asset (other than, in the case of an Active Wagon, a wagon which is the subject of a notice under clause 8.4) shall be determined by the Minister for Finance. Each party to or person interested in that dispute shall be entitled to make submissions to the Minister in relation to the dispute. The decision of the Minister shall be final and binding on the parties. Nothing in this clause applies to an Asset which is a Specified Locomotive.

 18.     MINIMUM SERVICES

 18.1    COMMITMENT

         The Purchaser shall, in conducting the Business, make available the Minimum Services.

 .18.2    COVENANT TO OBSERVE GROUND

         The Purchaser agrees that it will procure that the Company observes and performs the provisions of the Ground Lease in so far as they relate to the provision of the Minimum Services.

 19.     CAPITAL EXPENDITURE

 19.1    CAPITAL EXPENDITURE

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         For the purposes of this clause 19, the expression "CAPITAL
         EXPENDITURE" means expenditure incurred in connection with the operation of the Business in respect of:

         (a) the acquisition of locomotives and wagons (including Leigh Creek coal wagons);

         (b) the major overhaul including regearing of locomotives and wagons;

         (c)      the upgrading including resleepering of track infrastructure;
                  and

         (d) any other item of a capital nature as determined in accordance with generally accepted accounting principles.

 19.2    CAPITAL EXPENDITURE COMMITMENT

         During the period from the Completion Date until 31 December 2002, the Purchaser must undertake or cause to be undertaken (by the Company or a third party) Capital Expenditure totalling not less than $52,300,000.

         The Purchaser undertakes to ensure that any maintenance or refurbishment of locomotives and wagons is carried out by or on behalf of the Company in South Australia.

 19.3    AUDIT OF CAPITAL EXPENDITURE COMMITMENT

         (a) The Purchaser shall procure there is provided to the Commonwealth within 3 months after the end of each financial year of the Company, commencing with the first full financial year ending after the Completion Date, a statement by the Company's auditor certifying the Capital Expenditure undertaken or caused to be undertaken by the Company during the relevant year (or in the case of the first certificate, during the period from the Completion Date to the end of the first full financial year ending after the Completion Date.

         (b) The Purchaser shall procure that the Company provides to the Commonwealth, within 3 months after 31 December 2002, a statement certified by the Company's auditors specifying the aggregate capital expenditure undertaken by the Company pursuant to clause 19.2.

 19.4    DEFERRAL OF CAPITAL EXPENDITURE

         If in the opinion of the Purchaser:

         (a) the Purchaser is unlikely to be able to comply with its obligations under clause 19.2;

         (b) that inability is caused substantially by factors beyond the reasonable control of the Purchaser or the Company (such as, without limitation,

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                                      35.


                  adverse seasonal conditions or loss of markets by or insolvency of customers); and

         (c) the Purchaser gives notice to the Commonwealth to this effect within one month of the delivery to the Commonwealth of the auditors certificate delivered after 31 December 2001,

         the Commonwealth agrees with the Purchaser that it will negotiate with the Purchaser in good faith with a view to extending the period referred to in clause 19.2 by such period as is reasonable having regard to the circumstances at that time (including, without limitation, the impact of the factors referred to in sub paragraph (b) on the Company's business)

 19.5    CAPITAL EXPENDITURE ACCOUNT

         If the Purchaser has not complied with its obligations under clause
         19.2 by 31 December 2002 (or such later date as the parties may agree pursuant to clause 19.4) then the Purchaser shall request the Company's auditor to calculate the amount equal to the difference between the capital expenditure undertaken (as evidenced in relevant statements under clause 19.3(a) and (b)) and the amount specified in clause 19.2 and shall:

         (a) pay the amount into a trust account or controlled moneys account operated by a solicitor acceptable to the Commonwealth. The Purchaser may only withdraw moneys (including interest) from the account to be used for expenditure required by clause 19.2; or

         (b) at the Commonwealth's election, pay the amount directly to the Commonwealth.

 19.6    INDEPENDENT AUDIT

         (a) If the Commonwealth is not reasonably satisfied with the auditor's statement in relation to yearly capital expenditure (pursuant to clause 19.3(a)) or the auditor's certificate in relation to compliance with clause 19.2 (pursuant to clause 19.3(b)):

                  (i) the parties may agree to appoint jointly but at the cost of the Commonwealth, or failing agreement

                  (ii)     the Commonwealth may appoint at its cost,

                  an independent auditor to determine the amount of Capital Expenditure which has been undertaken by the Company in accordance with clause 19.2.

         (b) The Purchaser shall ensure that the auditor appointed under clause 19.6(a) is provided with reasonable access and assistance required by that auditor in connection with the review of the Capital Expenditure undertaken by the Company.

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         (c)      If the independent auditor is appointed under sub paragraph
                  (a) (i) above, the results of the audit are determinative of the amounts of Capital Expenditure undertaken by the Company.

         (d)      If the independent auditor is appointed under sub paragraph
                  (a) (ii) above, and the parties do not accept the decision of that auditor, the issue shall be resolved by an independent expert appointed on the application of the Commonwealth by the President for the time being of the Institute of Chartered Accountants, whose decision will be determinative of the amounts of Capital Expenditure undertaken by the Company.

20.1     STANDARDISATION OF PINNAROO LINE

         The Purchaser and the Guarantor must, and must procure that the Company does:

         (a) not object to the Commonwealth carrying out and completing, or procuring to be carried out and completed, the works contemplated by clause 10 of the Railways Agreement; and

         (b) provide such access to the Railways Land as the Commonwealth requires for the purposes referred to in paragraph (a).

 21.     CONFIDENTIALITY

 21.1    CONFIDENTIALITY DEED

         Subject to the clause 19.2, the existence and terms of this agreement are taken to be confidential information to which the Confidentiality Agreement applies.

 21.2    PUBLICITY

         The Purchaser may not make any press or other announcements or releases relating to this agreement and the transactions the subject of this agreement without the approval of the Commonwealth to the form and manner of the announcement or release unless that announcement or release is required to be made by law or by a stock exchange. Nothing in this clause 19.2 shall prohibit the Commonwealth or the Purchaser from disclosing to its employees and officers of it the fact of this agreement and its subject matter but any announcement or release by those employees or officers will be considered an announcement or release by the Purchaser to which this clause applies.


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 22.     DISCLAIMER

 22.1    DISCLAIMER

         The Purchaser and the Guarantor on their own behalf and on behalf of the Company:

         (a) acknowledge that the Sale Information provided to the Purchaser has not been verified or checked by the Commonwealth, AN, or any Associated Person, or independently audited;

         (b) agree that they have made their own assessment of all the Sale Information;

         (c) agree that they have independently satisfied themselves as to the accuracy of, and conducted their own inquiries, investigation, analysis and appraisal of, and sought appropriate professional advice about:

                  (i) any information, statements, representations or forecasts contained in any information memorandum;

                  (ii)     the regulatory regime for each Business;

                  (iii) the financial condition, business affairs, and operations of each Business;

                  (iv) the assumptions, uncertainties and contingencies which may affect the future business of any Business or any forecasts relating to any Business; and

                  (v) the impact that a variation in future outcomes may have on any Business;

         (d) acknowledge that, subject to any law to the contrary, and to the maximum extent permitted by law, the Commonwealth, AN and each Associated Person each disclaim all liability for any loss or damage (whether foreseeable or not) suffered by any other person acting on any part of the Sale Information, whether or not the loss or damage arises in connection with any negligence, default or lack of care on the part of the Commonwealth, AN, an Associated Person or any other person or any misrepresentation or any other cause;

         (e) agree to be bound by any disclaimer contained in or accompanying any Sale Information; and

         (f) waive all claims or rights of action against the Commonwealth, AN and each Associated Person in relation to the conduct of the process relating to the calling for expressions of interest and the lodging of tenders.

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 22.2    QUALITY OF INFORMATION

         The Purchaser and the Guarantor on their own behalf and on behalf of the Company jointly and severally release each of the Commonwealth, AN, the Companies and every Associated Person to the fullest extent permitted by law from and against all claims, actions, damages remedies and matters arising from or which may arise from or in connection with the provision of, or any purported reliance on, the Sale Information or which arises from or which may arise from any other aspect of the conduct of the process relating to the calling for expressions of interest and the lodging of tenders and the Purchaser and the Guarantor agree on their own behalf and on behalf of the Company that neither the Commonwealth, AN, nor any Associated Person:

         (a) makes or gives any representation, assurance or warranty, express or implied, that the Sale Information or any part of the Sale Information is or will be current, accurate, reliable or complete;

         (b) is under any obligation to notify the Purchaser or any other person, or to provide any further information to the Purchaser or any other person, if they or any of them become aware of an inaccuracy, incompleteness or change in the Sale Information;

         (c) accepts any responsibility to inform any Purchaser or any other person of any matter arising after the preparation of any information memorandum;

         (d) is under any obligation or duty in relation to the Sale Information, either to the Purchaser, or to any person obtaining Sale Information from the Purchaser;

         (e) professes any expertise, or represents any willingness to apply any expertise, for the benefit of the Purchaser;

         (f) accepts any liability for the skill or care possessed or exercised (or purportedly possessed or exercised) by any person or expert or valuer whose report or work has been used as a source of Sale Information;

         (g) accepts any liability for the selection of any expert or valuer or of any source of Sale Information;

         (h) makes any express or implied representation or warranty that any estimate or forecast will be achieved or that any statements to future matters will prove correct;

         (i) represents that the assumptions on which any forecast is based are accurate, complete or reasonable;

         (j) (except so far as liability under any statute cannot be excluded) accepts no responsibility arising in any way for errors in, or omissions from, the Sale Information, or in negligence;


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                                      39.


         (k) accepts any liability for any loss or damage suffered by any person as a result of that person or any other person placing any reliance on any Sale Information; or

         (l) assumes any duty of disclosure or fiduciary duty to any interested party.

 22.3    ASSOCIATED PERSONS

         Clauses 20.1 and 20.2 of this agreement are intended to benefit and are to be interpreted as benefiting AN and each of the Associated Persons and to be enforceable by AN and each of the Associated Persons. To that extent, the Commonwealth has entered this agreement on its own behalf and on behalf of AN and each Associated Person.

 23.     TRANSFER OF OWNERSHIP OF COMMONWEALTH RECORDS

 23.1    TRANSFER OF OWNERSHIP OF COMMONWEALTH RECORDS

         Where the Australian Archives authorises the transfer of a Commonwealth Record to the Company, the Commonwealth Record transfers to the Company at Completion. The Purchaser must ensure that the Company retains and does not destroy the Commonwealth Record for the period specified in the relevant Records Disposal Authority or Records Arrangement.

 23.2    COMMONWEALTH ACCESS TO COMMONWEALTH RECORDS

         During the period specified in the relevant Records Disposal Authority or Records Arrangement:

         (a) the Purchaser must itself comply with, and must ensure that the Company complies with, each relevant Records Disposal Authority and Records Arrangement;

         (b) the Commonwealth is entitled to have access to the Commonwealth Record at any time on giving five Business Days' notice and may:

                  (i) view the Commonwealth Record at the premises of the Company;

                  (ii)     copy, and retain a copy of, the Commonwealth Record;
                           and

                  (iii) if necessary in the reasonable opinion of the Commonwealth, require the Company or the Purchaser to produce the original Commonwealth Record; and

         (c) the Purchaser shall provide, and ensure that the Company provides, such assistance and facilities as the Commonwealth may reasonably require for and during such access.

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                                      40.


 23.3    INTELLECTUAL PROPERTY IN COMMONWEALTH RECORDS

         The Commonwealth grants, or shall procure that AN grants, to the extent of its copyright, an irrevocable, royalty-free, worldwide, non-exclusive licence (including the right to sub-license) to the Company and to the Purchaser to use, reproduce, adapt and exploit, for the purposes of the Business, any material contained in a Commonwealth Record in the possession of the Company pursuant to this agreement provided that nothing in this clause is to be interpreted as:

         (a) transferring from the Commonwealth to the Company or to the Purchaser any copyright in any material embodied in the Commonwealth Records;

         (b) granting any licence or other right to the Company or to the Purchaser in relation to any software or other technology and related user and technical documentation used to store a record; or

         (c) a warranty or representation that the Commonwealth owns the copyright in any or all of the Commonwealth Records.

 24.     COSTS AND STAMP DUTY

 24.1    COSTS GENERALLY

         Except to the extent specified in clause 24.2, each party must bear and is responsible for its own costs in connection with the preparation, execution, completion and carrying into effect of this agreement.

 24.2    STAMP DUTY GENERALLY

         The Purchaser must bear and is responsible for all stamp duty on or in respect of:

         (a)      this agreement; and

         (b)      the instruments of transfer referred to in clause 6.3(a)(ii).


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 24.3    NO EXEMPTION FROM DUTY

         Subject to further negotiation with the State Government of South Australia, it is the intention of the Commonwealth that the Minister for Finance will by written instrument under section 67AS(2) of the ANRC Act declare that stamp duty will be levied on the instruments referred to in clause 24.2 and will not make any other such declaration. The Purchaser acknowledges that the making of such a declaration will not give rise to a breach by the Commonwealth of any term express or implied under this agreement or create any rights in the Purchaser. Nothing in this clause fetters the Minister in the exercise of his powers or discretions.

 25.     NOTICES

 25.1    METHOD OF GIVING NOTICES

         A notice, consent, approval or other communication (each a "NOTICE") under this agreement must be in writing and must be signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

         (a)      delivered to that person's address;

         (b)      sent by pre-paid mail to that person's address; or

         (c)      transmitted by facsimile to that person's address.

 25.2    TIME OF RECEIPT

         A Notice given to a person in accordance with this clause is treated as having been given and received:

         (a) if delivered to a person's address, on the day of delivery if a Business Day, otherwise on the next Business Day;

         (b) if sent by pre-paid mail, on the third Business Day after posting; or

         (c) if transmitted by facsimile to a person's address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day.

 25.3    ADDRESS OF PARTIES

         For the purposes of this clause the address of a person is the address set out below or another address of which that person may from time to time give notice to each other person:


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                                      42.



         THE COMMONWEALTH:

         Address:                   The Chief Executive Officer
                                    Office of Asset Sales
                                    Level 4
                                    470 Northbourne Avenue
                                    DICKSON  ACT  2602
         Facsimile:                 (06) 263 4999
         Attention:                 Michael Hutchinson

         THE PURCHASER:
         Address:                   The Managing Director,
                                    Genesee & Wyoming Australia Pty Limited
                                    c/- Arthur Anderson
                                    12 Pirie Street
                                    ADELAIDE  5000
         Facsimile:                 (08) 8217 2000
         Attention:                 Charles W. Chabot or John Harold Heard

         THE GUARANTOR:

         Address:                   The Chief Financial Executive
                                    Genesee & Wyoming Inc.
                                    71 Lewis Street
                                    Greenwich,  Connecticut
                                    UNITED STATES OF AMERICA
         Facsimile:                 (203) 661 4106
         Attention:                 Mark Hastings

 26.     GENERAL

 26.1    TIME OF THE ESSENCE

         Time is of the essence in the performance of this agreement and, accordingly the failure of a party to perform any of its obligations under this agreement on or before the time specified in this agreement for that performance confers on the party which was to receive the benefit of that performance the right, in addition to any other right, to terminate this agreement.

 26.2    AMENDMENT

         This agreement may only be amended or supplemented in writing, signed by the parties.

 26.3    WAIVER

         The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other.


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                                      43.

         power or right. A power or right may only be waived in writing, signed by the party to be bound by the waiver.


 26.4    ENTIRE AGREEMENT

         This agreement is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this agreement. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this agreement.

26.5     SEVERABILITY

         Any provision in this agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

 26.6    ASSIGNMENT

         Neither party may assign or transfer any of its rights or obligations under this agreement without the prior consent in writing of the other party.

 26.7    PRESERVATION OF RIGHTS

         Termination of this agreement for any reason shall not extinguish or otherwise affect:

         (a)      any rights of any party against any other party which:

                  (i)      accrued prior to the time of termination; or

                  (ii) otherwise relate to or may arise at any future time from any breach or non-observance of obligations under this agreement which arose prior to the time of termination; or

         (b) the provisions of this agreement, which by their nature survive termination, including clauses 1, 3, 21, 22, 24, 25, 26 or 27.

 26.8    NO MERGER

         No provision of this agreement:

         (a)      merges on or by virtue of Completion; or


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                                      44.


         (b) is in any way modified, discharged or prejudiced by reason of any investigations made or information acquired by or on behalf of the Purchaser or any of the conditions specified in clause 4.1 being waived.

 26.9    FURTHER ASSURANCE

         Each party must do, sign, execute and deliver and must procure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to effectively carry out and give full effect to this agreement and the rights and obligations of the parties under it, both before and after Completion.

 26.10   COUNTERPARTS

         This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

 26.11   ATTORNEYS

         Each attorney who executes this agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this agreement and has no notice of the death of the grantor.

 26.12   JOINT AND SEVERAL LIABILITY OF CONSORTIUM MEMBERS

         The Consortium Members shall be jointly and severally liable for or in respect of the Purchaser's obligations under this agreement.

 27.     LAW AND JURISDICTION

 27.1    GOVERNING LAW

         This agreement is governed by the law in force in the Australian Capital Territory.

 27.2    SUBMISSION TO JURISDICTION

         The parties submit to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and any courts which may hear appeals from those courts in respect of any proceedings in connection with this agreement.

 27.3    PROCESS AGENT

         The Guarantor appoints the Purchaser as its agent for the service of process in relation to any proceedings arising out of this agreement.

EXECUTED as an agreement.

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                                      45.


SIGNED for and on behalf of the             )
COMMONWEALTH OF AUSTRALIA by                )
the Minister for Transport and Regional     )
Development in the presence of:             )
                                            )
                                            )
/s/ David Somervaille
---------------------------
Witness                                        /s/ John Sharpe
                                               ---------------------------------
Name (printed):  David Somervaille             Name (printed):  John Sharpe


SIGNED for and on behalf of GENESEE &       )
WYOMING AUSTRALIA PTY LIMITED               )
by its authorised officer                   )
                                            )
                                            )
in the presence of:
/s/ Peter J. Doyle
----------------------------
Witness                                        /s/ Charles W. Chabot
Name (printed):  Peter J. Doyle                ---------------------------------
                                               Authorised Officer
                                               Name (printed): Charles W. Chabot


SIGNED  for and on behalf of GENESEE &      )
WYOMING INC.                                )
by its authorised officer                   )
                                            )
in the presence of:                         )

                                               /s/ Charles W. Chabot
                                               ---------------------------------
/s/ Peter J. Doyle                             Authorised Officer
-----------------------------                  Name (printed): Charles W. Chabot
Witness
Name (printed):  Peter J. Doyle

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                           COMMONWEALTH OF AUSTRALIA



                                    - AND-



                    AUSTRALIA SOUTHERN RAILROAD PTY LIMITED
                               (ACN 079 444 296)



                                    - AND -



                             GENESEE & WYOMING INC









                       ---------------------------------
                              AMENDMENT AGREEMENT
                       ---------------------------------










                               [GRAPHIC OMITTED]

                              AMENDMENT AGREEMENT
                                   CONTENTS
No.                                                                   Page

1        INTERPRETATION...........................................      1

         1.1  Definitions.........................................      1
         1.2  Principal Agreement Definitions.....................      1
         1.3  General.............................................      1
         1.4  Headings............................................      1

2        AMENDMENTS TO PRINCIPAL AGREEMENT........................      2

         2.1  Amendments..........................................      2
         2.2  Effective Date......................................      2
         2.3  Guarantor's consent.................................      2

3        GENERAL..................................................      2

         3.1  Counterparts........................................      2
         3.2  Governing Law and Jurisdiction......................      2
         3.3  Attorneys...........................................      2

SCHEDULE

         Amendments to Principal Agreement........................      3
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AMENDMENT AGREEMENT made November 7, 1997

BETWEEN:

(1)  COMMONWEALTH OF AUSTRALIA (the "Commonwealth");

(2) AUSTRALIA SOUTHERN RAILROAD PTY LIMITED (ACN 079 444 296) of c/- 12 Pirie Street, Adelaide SA 5000 (the "Purchaser"); and

(3) GENESEE & WYOMING INC of 71 Lewis Street, Greenwich, Connecticut 06830 USA (the "Guarantor").

RECITALS:

A. Pursuant to the Principal Agreement the Commonwealth agreed to sell to the Purchaser the Shares in the Company.

B. The parties have agreed to amend the Principal Agreement in the manner set out in this agreement.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

     INTERPRETATION

1.1  DEFINITIONS

     In this agreement (including the recitals and the schedule):

     "PRINCIPAL AGREEMENT" means the agreement dated 28 August 1997 between the Commonwealth, the Purchaser (formerly known as Genesee & Wyoming Australia Pty Limited) and the Guarantor for the sale by the Commonwealth to the Purchaser of the Shares in the Company.

1.2  PRINCIPAL AGREEMENT DEFINITIONS

     Words and expressions defined in the Principal Agreement have the same meaning when used in this agreement (including the recitals and the schedule).

1.3  GENERAL

     The provisions of clause 1.2 of the Principal Agreement apply as if fully set out in this agreement.

1.4  HEADINGS

     In this agreement, headings are for convenience of reference only and do not affect interpretation.


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                                      2.


     AMENDMENTS TO PRINCIPAL AGREEMENT

2.1  AMENDMENTS

     The Principal Agreement is amended as set out in the schedule.

2.2  EFFECTIVE DATE

     This agreement shall take effect on the Completion Date.

2.3  GUARANTOR'S CONSENT

     The Guarantor consents to the amendment of the Principal Agreement as set out in this agreement.

     GENERAL

3.1  COUNTERPARTS

     This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

3.2  GOVERNING LAW AND JURISDICTION

     This agreement is governed by the law in force in the Australian Capital Territory. The parties submit to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and any courts which may hear appeals from those courts in respect of any proceedings in connection with this agreement.

3.3  ATTORNEYS

     Each attorney who executes this agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this agreement.

     EXECUTED as an agreement

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                                      3.

                                   SCHEDULE
                       AMENDMENTS TO PRINCIPAL AGREEMENT
                                 (CLAUSE 2.1)


The Principal Agreement is amended:

1. By amending clause 24.1 by adding, at the end of the clause, a new sentence to read as follows:

                "The Commonwealth is liable for any stamp duty that may be levied on the Cook Township Licence or the Parkeston Licence or on the instruments of transfer of the Cook Township Land or the Parkeston Land and, if any such duty is so levied, the Commonwealth must reimburse the Purchaser immediately on demand for the amount of that duty by way of adjustment to the Purchase Price".

2. By amending Part 1 of Schedule 6 by inserting, in the first line after the words "Railways Land", the words "the Cook Township Land and the Parkeston Land".

3. In Part 7 of Schedule 6, by changing the reference to "7" at the end of paragraph (c) to "17".

4. By the insertion of the following paragraph in Schedule 7 immediately under the heading "Class 9 Contracts":

                "The benefit and burden of the contract dated 21 December 1992 between Cubico Pty Limited and AN for the haulage of freight between Adelaide and Perth"

5. By adding, to the last paragraph in Schedule 7 under the heading "Class 9 Contracts", the following:

                "For the avoidance of doubt, the rights and obligations granted to or incurred by AN (whether or not contained in a Contract) in connection with its business unit known as 'Track Access' including, without limitation, rights and obligations for the:

                (a)  management and pricing of access;

                (b)  allocation and control of train paths;

                (c)  operation of signalling and communication systems;

                (d)  repair and maintenance of Track Infrastructure;

                (e) provision and maintenance of connections for private sidings and yards;

                (f)  safe working of trains; and

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                (g)  investigation of incidents,

                to or along the Interstate Mainline Track are not rights and obligations incurred in connection with the Business and accordingly are not rights and obligations which by this agreement or pursuant to the Ministerial Declaration set out in
                Part 1 of Schedule 8 are intended to become rights and obligations of the Company."

6. By inserting a new paragraph in Schedule 7 under the heading "Class 9 Contracts" and at the end of that section, as follows:

                "Any contracts under which the only obligation remaining to be discharged relates to the defects liability provisions or warranty provisions in those contracts."

7. By amending Schedule 7 under the heading "Class 12 Furniture and Equipment", by deleting the words, "All items of furniture, computer equipment and other office equipment in all other general office areas of AN House other than", and also deleting all of paragraphs (a), (b), (c) and (d) after those words, and inserting the following:

    "All items of furniture, computer equipment and other office equipment in all other general office areas of AN House other than:

    (a) the areas on the third floor currently occupied by SA Freight business unit of AN;

    (b) two enclosed areas on the fourth floor currently holding the computer servers, disks, printers and communication equipment;

    (c) the area on the fourth floor currently occupied by the Information Technology section of AN which support the IT systems vested in the Company or support the IT systems used by the Tasrail and Passenger business units of AN to the extent they are not vested in the Company; and

    (d) all computer equipment purchased for and currently held pending installation in premises occupied by the Passenger and Tasrail business units of AN. "

8.  By adding a new class of assets to Schedule 7 as follows:

                "CLASS 15       SACBH FACILITIES

                The Bulk Handling Facilities (as defined in the Railways Agreement) which are referred to in clause 12 of the Agreement to Lease to be entered into


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                                      5.

                between the Crown in right of the State of South Australia and the Company prior to entering into the Ground Lease."

9.  By adding a new clause 28 as follows:

    "28.  MOTOR VEHICLES

    28.1 The Purchaser releases and fully indemnifies the Commonwealth and AN in respect of any Loss or Claim arising out of:

          (a) the use, after Completion, of any of the mobile plant, machinery and equipment which, at Completion, carry a number plate commencing with the letters "ZNC" and which are not part of the light vehicle fleet (the "VEHICLES"); or

          (b) the fact that the Vehicles are not registered in the name of an entity that is not the Commonwealth or AN while those vehicles carry the number plates commencing with the letters "ZNC".

    28.2 The release and indemnity referred to in clause 28.1 applies until the Vehicles can be registered in the name of the Puchaser or any other entity that is not the Commonwealth or AN.

    28.3 Clause 28.1 is intended to benefit, and is to be interpreted as benefiting AN and to be enforceable by AN. To that extent, the Commonwealth has entered this agreement on its own behalf and on behalf of AN.

EXECUTED as an agreement.

SIGNED for and on behalf of the         )
COMMONWEALTH OF AUSTRALIA by            )
the duly authorised delegate            )
of the Minister of State for            )
Finance and Administration in           )
the presence of:                        )       /s/ Judy Hurditch
/s/ David Somervaille                           -------------------------------
--------------------------------------          Name (printed): Judy Hurditch
Witness
Name (printed): David Somervaille

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                                      6.


SIGNED  for and on behalf of AUSTRALIA   )
SOUTHERN RAILROAD LIMITED by its         )
authorised officer in the presence of:   )
/s/ Paul Turner                          )
 .........................................
Witness                                     /s/ Charles W. Chabot
Name (printed): Paul Turner                 .............................
                                            Authorised Officer
                                            Name (printed): Charles W. Chabot

SIGNED  for and on behalf of GENESEE &   )
WYOMING INC.  by its authorised officer  )
in the presence of:                      )
/s/ Paul Turner                          )
---------------------------------------     /s/ Charles W. Chabot
Witness                                     -----------------------------
Name (printed): Paul Turner                 Authorised Officer
                                            Name (printed): Charles W. Chabot






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